CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 20, 2013, relating to the financial statements and financial highlights, which appear in the July 31, 2013 Annual Report to Shareholders of Columbia AMT-Free Tax-Exempt Bond Fund, Columbia Floating Rate Fund, Columbia Income Opportunities Fund, Columbia Inflation Protected Securities Fund, Columbia Large Core Quantitative Fund, Columbia Large Growth Quantitative Fund, Columbia Large Value Quantitative Fund, Columbia Limited Duration Credit Fund, Columbia Minnesota Tax-Exempt Fund and Columbia Money Market Fund (ten of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

November 25, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 23, 2013, relating to the financial statements and financial highlights, which appear in the July 31, 2013 Annual Report to Shareholders of Columbia Global Opportunities Fund (one of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

November 25, 2013

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